Exhibit 99.3

Unaudited Pro Forma condensed Combined Financial Information of Kratos

The following unaudited pro forma condensed combined financial data is intended to show how the acquisition of Integral Systems, Herley Industries, Inc. (“Herley”), Henry Bros. Electronics, Inc. (“HBE”) and Gichner Holdings, Inc. (“Gichner”) and the consummation of the note offering (each described below) might have affected the historical financial statements of Kratos Defense & Security Solutions, Inc. (the “Company” or “Kratos”) if such acquisitions and the other transactions had been completed on December 28, 2009. The unaudited pro forma condensed combined financial statements are derived from the respective historical and pro forma financial information of the Company, Integral Systems, Herley, HBE and Gichner. The following should be read in connection with the (i) historical financial statements of Kratos included in Kratos’ Annual Report on Form 10-K for the year ended December 26, 2010 and its quarterly report on Form 10-Q for the six months ended June 26, 2011; and (ii) audited and unaudited historical financial information of (a) Herley attached as Annex B of the Company’s Prospectus Supplement to the Company’s Registration Statement on Form S-3 (File No. 333-161340), filed with the SEC on February 8, 2011, and as Exhibit 99.1 to the Company’s Registration Statement on Form S-3 (File No. 333-173099), filed with the SEC on March 25, 2011, respectively; (b) HBE, included in Item 9.01(a) of the Company’s Current Report on Form 8-K, filed with the SEC on February 4, 2011; (c) Gichner, included in Item 9.01(a) of the Company’s Current Report on Form 8-K, filed with the SEC on May 25, 2010; and (d) Integral Systems, included in Item 9.01(a) of the Company’s Current Report on Form 8-K/A of which this Exhibit 99.3 is a part, in each case for the time periods referenced herein.

The unaudited pro forma condensed combined financial statements give effect to the acquisition of Integral Systems, assuming a purchase price, including indebtedness paid, of approximately $241.8 million. The pro forma adjustments reflecting the completion of the acquisition of Integral Systems are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”), and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information gives effect to the issuance of $115.0 million aggregate principal amount of 10% Senior Secured Notes (“Notes”) due 2017. The Notes were issued at a premium of 105%, for an effective interest rate of approximately 8.9%. The gross proceeds of approximately $120.8 million, which includes an approximate $5.8 million issuance premium and excludes accrued interest received of $1.8 million, were used to finance, in part, the cash portion of the purchase price for the acquisition of Integral Systems, to refinance existing indebtedness of Integral Systems and its subsidiaries, to pay certain severance payments in connection with the Merger and to pay related fees and expenses.

Since May 2010, Kratos has acquired Gichner, HBE and Herley. The acquisition of each of Gichner, HBE and Herley was completed on May 19, 2010, December 15, 2010 and March 25, 2011, respectively.

The unaudited pro forma condensed combined balance sheet as of June 26, 2011 combines the historical consolidated balance sheets of Kratos as of June 26, 2011, and Integral Systems as of April 1, 2011.

The unaudited pro forma condensed combined statements of operations for the six months ended June 26, 2011 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective six month periods ended June 26, 2011 and April 1, 2011, and the historical consolidated statements of operations of Herley for the three month period ended January 30, 2011.

The unaudited pro forma condensed combined statements of operations for the year ended December 26, 2010 combine the historical consolidated statements of operations of Kratos and Integral Systems for their twelve months ended December 26, 2010 and December 31, 2010, respectively, of Herley for the twelve months ended January 30, 2011 of HBE for the nine months ended September 30, 2010, and of Gichner for the three months ended March 31, 2010, and gives pro forma effect to the acquisitions as if they had occurred on December 28, 2009. The operating results for the twelve-month period ended December 31, 2010 for Integral Systems were derived from the quarterly operating results and annual operating results of Integral Systems and the operating results for the twelve-month period ended January 30, 2011 for Herley were derived from the quarterly operating results and annual operating results of Herley.

The historical consolidated financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the acquisitions of Integral Systems, Herley, HBE and Gichner, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of such acquisitions and certain other adjustments. The unaudited pro forma condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that Kratos expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The unaudited pro forma condensed combined financial statements also do not reflect non-recurring charges or exit costs that may be incurred by Kratos, Integral Systems, Herley, HBE or Gichner in connection with the acquisitions thereof.

There were no material transactions between Kratos, Integral Systems, Herley, HBE or Gichner during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is subject to adjustments and may vary significantly from the actual amounts that will be recorded upon completion of the Merger.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions, except par value and number of shares)

	Kratos Historical June 26, 2011	Integral Historical April 1, 2011	Integral Pro Forma Adjustments*		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$100.4	$5.3	$(27.8	)(a)	$77.9
Restricted cash	2.8	—	—		2.8
Accounts receivable, net	162.9	68.6	—		231.5
Inventoried costs, net of progress payments	64.0	12.9	—		76.9
Income taxes receivable	—	3.9	—		3.9
Prepaid expenses	8.7	2.5	—		11.2
Other current assets	9.1	6.9	(4.0	)(a), (b), (c)	12.0
Total current assets	347.9	100.1	(31.8)		416.2
Property and equipment, net	61.5	25.4	—		86.9
Goodwill	370.3	71.8	68.8	(d)	510.9
Intangibles, net	113.5	19.6	9.8	(e)	142.9
Other assets	19.2	3.3	4.3	(b)	26.8
Total assets	$912.4	$220.2	$51.1		$1,183.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44.5	$5.9	$—		$50.4
Accrued expenses	30.4	13.1	—		43.5
Accrued compensation	30.1	11.3	—		41.4
Deferred revenue	8.5	17.1	—		25.6
Other current liabilities	10.3	10.7	(8.0	)(c), (h)	13.0
Current portion of long-term debt	—	32.5	(32.5	)(g)	—
Total current liabilities	123.8	90.6	(40.5)		173.9
Long-term debt, net of current portion	516.3	—	120.8	(g), (f)	637.1
Other long-term liabilities	45.3	16.5	(13.7	)(c), (h)	48.1
Total liabilities	685.4	107.1	66.6		859.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized Series B Convertible Preferred Stock, $.001 par value, 10,000 shares outstanding at December 27, 2009 and Dectember 26, 2010 (liquidation preference $5.0 million at December 26, 2010)	—	—	—		—
Common stock, $.001 par value, 195,000,000 shares authorized; 15,784,591 and 18,616,023 shares issued and outstanding at December 27, 2009 and December 26, 2010, respectively	—	0.2	(0.2	)(i)	—
Additional paid-in capital	619.3	73.0	37.3	(j)	729.6
Accumulated other comprehensive loss	—	(0.1)	0.1	(i)	—
Accumulated deficit	(392.3)	40.0	(52.7	)(k)	(405.0)
Total stockholders’ equity	227.0	113.1	(15.5)		324.6
Total liabilities and stockholders’ equity	$912.4	$220.2	$51.1		$1,183.7

* See Note 6 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in millions, except per share data)

	Kratos Historical Six Months Ended June 26, 2011	Herley Historical Three Months Ended January 30, 2011		Preliminary Pro Forma Adjustments*		Subtotal Pro Forma Combined	Integral Systems Six Months Ended April 1, 2011	Preliminary Pro Forma Adjustments Integral*		Pro Forma Combined
Service revenues	$155.1	$—		$—		$155.1	$48.3	$—		$203.4
Product sales	138.8	50.7		—		189.5	49.5	—		239.0
Total revenues	293.9	50.7		—		344.6	97.8	—		442.4
Cost of service revenue	118.3					118.3	36.8			155.1
Cost of product sales	102.8	34.2		—		137.0	32.8	—		169.8
Total costs	221.1	34.2		—		255.3	69.6	—		324.9
Gross profit	72.8	16.5		—		89.3	28.2	—		117.5
Selling, general and administrative expenses	60.9	8.8		5.3	(a),(b)	75.0	29.0	3.2	(a),(c)	107.2
Research and development expenses	1.8	—		.		1.8	5.9	—		7.7
Litigation costs and settlements, net of recovery	—	0.2		—		0.2	—	—		0.2
Merger and acquisition expenses	—	0.1		—		0.1	—	—		0.1
Operating income (loss) from continuing operations	10.1	7.4		(5.3)		12.2	(6.7)	(3.2)		2.3
Other expense:
Interest expense, net	(19.8)	—		(6.3	)(d)	(26.1)	(2.2)	(3.6	)(d)	(31.9)
Other income, net	0.3	—				0.3	—	—		0.3
Total other expense, net	(19.5)	—		(6.3)		(25.8)	(2.2)	(3.6)		(31.6)
Income (loss) from continuing operations before income taxes	(9.4)	7.4		(11.6)		(13.6)	(8.9)	(6.8)		(29.3)
Provision (benefit) for income taxes from continuing operations	(0.3)	2.2		(2.0	)(e)	(0.1)	(2.9)	2.9	(e)	(0.1)
Income (loss) from continuing operations	$(9.1)	$5.2		$(9.6)		$(13.5)	$(6.0)	$(9.7)		$(29.2)
Basic income per common share:
Income from continuing operations	$(0.40)					$(0.57)				$(0.85)
Diluted income per common share:
Income from continuing operations	$(0.40)					$(0.57)				$(0.85)
Weighted average common shares outstanding:
Basic	22.6	1.2	(f)			23.8	10.5 (g)			34.3
Diluted	22.6	1.2	(f)			23.8	10.5 (g)			34.3

* See Note 7 for an explanation of the preliminary  pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in millions, except per share data)

	Kratos Historical Year Ended December 26, 2010	Gichner Historical Three Months Ended March 31, 2010	Herley Historical Twelve Months Ended January 30, 2011		HBE Historical Nine Months Ended September 30, 2010		Preliminary Pro Forma Adjustments*		Subtotal Pro Forma Combined	Integral Systems Twelve Months Ended December 31,2010	Preliminary Pro Forma Adjustments*		Pro Forma Combined
Service revenues	$284.8	$—	$—		$46.9		$—		$331.7	$87.5	$—		$419.2
Product sales	123.7	49.9	193.4		—		—		367.0	97.1	—		464.1
Total revenues	408.5	49.9	193.4		46.9		—		698.7	184.6	—		883.3
Cost of service revenue	215.5		—						215.5	64.7			280.2
Cost of product sales	103.0	41.1	133.6		33.5		—		311.2	55.6	—		366.8
Total costs	318.5	41.1	133.6		33.5		—		526.7	120.3	—		647.0
Gross profit	90.0	8.8	59.8		13.4		—		172.0	64.3	—		236.3
Selling, general and administrative expenses	63.0	3.5	32.9		10.7		21.0	(a),(b)	131.1	60.0	7.6	(a),(c)	198.7
Research and development expenses	2.2	—	—		—		—		2.2	11.0	—		13.2
Litigation costs and settlements, net of recovery	(1.4)	—	14.5		—		—		13.1	—	—		13.1
Merger and acquisition expenses	3.1	0.2	0.2		0.5		—		4.0	1.5	—		5.5
Operating income (loss) from continuing operations	23.1	5.1	12.2		2.2		(21.0)		21.6	(8.2)	(7.6)		5.8
Other expense:
Interest expense, net	(22.3)	(0.4)	(0.2)		(0.1)		(30.6	)(d)	(53.6)	(2.7)	(9.2	)(d)	(65.5)
Other income, net	1.1	(0.1)	—		—		—		1.0	0.3	—		1.3
Total other expense, net	(21.2)	(0.5)	(0.2)		(0.1)		(30.6)		(52.6)	(2.4)	(9.2)		(64.2)
Income (loss) from continuing operations before income taxes	1.9	4.6	12.0		2.1		(51.6)		(31.0)	(10.6)	(16.8)		(58.4)
Provision (benefit) for income taxes from continuing operations	(12.7)	1.6	3.6		0.9		(5.2	)(e)	(11.8)	(3.1)	3.1	(e)	(11.8)
Income (loss) from continuing operations	$14.6	$3.0	$8.4		$1.2		$(46.4)		$(19.2)	$(7.5)	$(19.9)		$(46.6)
Basic income per common share:
Income from continuing operations	$0.88								$(0.82)				$(1.37)
Diluted income per common share:
Income from continuing operations	$0.87								$(0.82)				$(1.37)
Weighted average common shares outstanding:
Basic	16.6		4.9	(h)	2.0	(h)			23.5	10.5 (g)			34.0
Diluted	16.9		4.9	(h)	2.0	(h)			23.5	10.5 (g)			34.0

* See Note 7 for an explanation of the preliminary  pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information.

Kratos Defense & Security Solutions, Inc.

 Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Transaction

On May 15, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Integral Systems, Inc., a Maryland corporation (“Integral Systems”), IRIS Merger Sub Inc., a Maryland corporation and the Company’s wholly owned subsidiary (“Merger Sub”), and IRIS Acquisition Sub LLC, a Maryland limited liability company and the Company’s wholly owned subsidiary (“Merger LLC”). On July 27, 2011, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Integral Systems, and Integral Systems continued as the surviving corporation and as a wholly owned subsidiary of the Company. To fund the Merger, on July 27, 2011, the Company issued $115.0 million aggregate principal amount of Notes due 2017.  The Notes were issued at a premium of 105%, for an effective interest rate of approximately 8.9%. The gross proceeds of approximately $120.8 million, which includes an approximate $5.8 million issuance premium and excludes accrued interest received of $1.8 million, were used to finance, in part, the cash portion of the purchase price for the acquisition of Integral Systems, to refinance existing indebtedness of Integral Systems and its subsidiaries, to pay certain severance payments in connection with the Merger and to pay related fees and expenses.

At the effective time of the Merger (the “Effective Time”), holders of Integral Systems common stock were entitled to receive (i) $5.00 in cash, without interest, and (ii) the issuance of 0.588 shares of the Company’s common stock for each share of Integral Systems common stock owned.

In addition, at the Effective Time, each Integral Systems stock option that had an exercise price less than $13.00 per share were, if the holder thereof elected in writing, cancelled in exchange for an amount in cash, without interest, equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding. Each Integral Systems stock option that had an exercise price equal to or greater than $13.00 per share and each Integral Systems in-the-money option of which the holder did not make the election described in the preceding sentence was converted into an option to purchase Kratos common stock, with (i) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share, and (ii) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559, rounded up to the nearest whole cent. Each share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, that was outstanding immediately prior to the completion of the Merger was cancelled and the holder thereof was entitled to receive an amount in cash, without interest, equal to the product of the total number of restricted shares of Integral Systems common stock held by such holder, multiplied by $13.00, less the amount of any tax withholding. No fractional shares of the Company’s common stock were issued in the Merger. The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

2. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 26, 2011 combines the historical consolidated balance sheets of Kratos as of June 26, 2011 and Integral Systems as of April 1, 2011.

The unaudited pro forma condensed combined statements of operations for the six months ended June 26, 2011 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective six month periods ended June 26, 2011 and April 1, 2011, and the historical consolidated statements of operations of Herley for the three month period ended January 30, 2011.

The unaudited pro forma condensed combined statements of operations for the year ended December 26, 2010 combine the historical consolidated statements of operations of Kratos, Integral Systems and Herley for their respective twelve months ended December 26, 2010, December 31, 2010, and January 30, 2011, respectively, HBE for the nine months ended September 30, 2010, and of Gichner for the three months ended March 31, 2010, and give pro forma effect to the Merger as if it had occurred on December 28, 2009. The operating results for the twelve-month period ended December 31, 2010 for Integral Systems were derived from the quarterly operating results and annual operating results of Integral Systems and the operating results for the twelve-month period ended January 30, 2011 for Herley were derived from the quarterly operating results and annual operating results of Herley.

The pro forma adjustments include the application of the acquisition method of accounting under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 Business Combinations (“Topic 805”). Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date, which is presumed to be the closing date of the acquisition of Integral Systems.

Under ASC Topic 820 Fair Value Measurements and Disclosures (“Topic 820”), “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be unrelated buyers and sellers in the principal or the most advantageous market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of each of Integral Systems. Herley, HBE and Gichner, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of such acquisitions and certain other adjustments. The unaudited pro forma condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that Kratos expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The unaudited pro forma condensed combined financial statements also do not reflect non-recurring charges related to integration activities or exit costs that may be incurred by Kratos, Integral Systems, Herley, HBE or Gichner in connection with the acquisitions thereof. There were no material transactions between Kratos, Integral Systems, Herley, HBE or Gichner during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

3. Accounting Policies

Based upon Kratos’ preliminary review of Integral Systems’ summary of significant accounting policies disclosed in its audited financial statements the nature and amount of any adjustments to the historical financial statements of Integral Systems to conform Integral Systems’ accounting policies to those of Kratos are not expected to be significant.

4. Consideration Transferred and Purchase Price Allocation

The initial consideration transferred and the aggregate purchase price to be allocated is presented in the table below (in millions).

Cash payable as merger consideration	$94.2
Value of common stock payable as merger consideration(a)	109.3
Fair value of Kratos replacement options issued to Integral Systems option holders	1.0
Payment of outstanding Integral Systems debt	37.3
Estimate of acquisition consideration(b)	$241.8

(a)       The value of common stock was calculated based upon the closing price of Kratos common stock, or $10.41, on July 27, 2011 and 10,498,029 of Kratos shares issued to Integral Systems common shareholders.

(b)       The cash payment was funded with cash on hand, together with the net proceeds from the debt financing transactions (See Note 1).

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma condensed combined financial statements. Each of these adjustments represents preliminary estimates of the fair values of Integral Systems’ assets and liabilities and periodic amortization of such adjustments to the extent applicable. Actual adjustments will be made when the final fair value of Integral Systems’ assets and liabilities is determined. Accordingly, the actual adjustments to Integral Systems assets and liabilities and the related amortization of such adjustments may differ materially from the estimates reflected in the unaudited pro forma condensed combined financial statements.

The following is the preliminary estimate of the assets acquired and the liabilities assumed by Kratos reconciled to the consideration transferred (in millions):

Integral Systems
Book value of net assets acquired	$21.7
Debt paid at closing	37.3
Acquisition accounting adjustment for deferred taxes	12.8
Identifiable intangible assets	29.4
Goodwill	140.6
Purchase price allocated	$241.8

Goodwill:    Goodwill is calculated as the excess of the acquisition date fair value of the consideration transferred over the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to an annual impairment test.

Intangible assets:    Using the income approach, the Company has made a preliminary estimate of the fair value of the acquired identifiable intangible assets, which are subject to amortization. Further analysis must be performed to value those assets at fair value and allocate purchase price to those assets. As such, the value of intangible assets may differ significantly from the amount reflected on the unaudited pro forma condensed combined financial information. Amortization recorded in the statement of operations may also differ based on the valuation of intangible assets. The following table sets forth the components of these intangible assets and their estimated useful lives (dollars in millions):

	Fair value	Estimated useful life (years)
Customer backlog—funded	$16.4	1.5
Customer relationships	12.4	4.2
Trade name	0.6	4.4
	$29.4

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)       The sources and uses of funds relating to the acquisitions are as follows (in millions):

Sources: (See Note 1)
Debt financing transactions	$120.8
Release of restricted cash as a result of repayment of Integral Systems debt	1.0
Uses:
Cash consideration to stockholders of Integral Systems	(94.2)
Estimated transaction fees and change in control payments	(18.1)
Repayment of Integral Systems debt	(37.3)
Net adjustment to cash and cash equivalents	$(27.8)

(b)       Reflects adjustment for current and long term deferred financing costs of $1.1 million and $4.3 million, respectively, related to issuance of debt and write-off of Integral Systems deferred financing costs.

(c)        Reflects adjustments to deferred taxes and goodwill as a result of the impact of indefinite lived intangibles acquired.

(d)       Reflects adjustments to goodwill (in millions):

Eliminate Integral Systems goodwill	$(71.8)
Record transaction goodwill	140.6
$68.8

(e)        Reflects adjustments to intangibles (in millions):

Eliminate Integral Systems intangibles	$(19.6)
Record transaction intangibles	29.4
$9.8

(f)           Reflects a bond premium of $5.8 million. The bond premium is the difference between the 10% face amount of the notes and the yield to maturity of approximately 8.9% on the new issuance.

(g)       Reflects payment of Integral Systems short term debt of $32.5 million and the face amount of the long term debt issued of $115.0 million.

(h)       Reflects payment of Integral Systems capital leases of which $1.0 million is current and $3.7 million is long term.

(i)          Reflects the elimination of Integral Systems common stock and accumulated other comprehensive loss.

(j)           Reflects the elimination of the Integral Systems additional-paid-in-capital offset by the issuance of common stock of $109.3 million to Integral Systems shareholders and $1.0 million related to the fair value of options assumed for Integral Systems (see Note 1).

(k)       Reflects the elimination of Integral Systems retained earnings plus transaction costs and change in control payments of $11.7 million and elimination of Integral Systems deferred financing costs of $1.0 million.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations:

(a)       Net decrease in amortization expense to reflect the adjustment for intangibles not acquired in the transactions, net of the amortization expense of identifiable intangible assets arising from the purchase price allocations. Identifiable intangible assets are being amortized using the straight-line method and their weighted average useful lives (in millions):

	Pro Forma Condensed Combined Six Months Ended June 26, 2011
Amortization of:	Herley	Integral Systems	Combined
Customer relationships	$1.2	$1.5	$2.7
Funded backlog	4.8	5.5	10.3
Trade names	—	0.1	0.1
Total estimated amortization expense	6.0	7.1	13.1
Elimination of previously-recorded amortization of acquisition-related intangible assets	(0.3)	(2.3)	(2.6)
Pro forma adjustment to amortization of acquisition-related intangible assets	$5.7	$4.8	$10.5

	Pro Forma Condensed Combined Twelve Months Ended December 26, 2010
Amortization of:	Gichner	Herley	HBE	Subtotal Combined	Integral Systems	Combined
Customer relationships	$0.4	$4.8	$—	$5.2	$3.0	$8.2
Funded backlog	0.6	16.1	0.7	17.4	10.9	28.3
Trade names and technical know-how	0.5	0.1	—	0.6	0.1	0.7
Total estimated amortization expense	1.5	21.0	0.7	23.2	14.0	37.2
Elimination of previously-recorded amortization of acquisition-related intangible assets	(0.1)	(1.0)	(0.1)	(1.2)	(3.8)	(5.0)
Pro forma adjustment to amortization of acquisition-related intangible assets	$1.4	$20.0	$0.6	$22.0	$10.2	$32.2

(b)       Reflects a reduction in stock-based compensation expense as a result of the vesting, in full, of stock options and restricted stock immediately prior to closing of the Herley and HBE transactions offset by stock-based compensation expense for stock options assumed. The net adjustment was a reduction in expense of $0.4 million for the six months ended June 26, 2011 and $1.0 million for the twelve months ended December 26, 2010.

(c)        Reflects a reduction in stock-based compensation expense as a result of the vesting, in full, of stock options and restricted stock immediately prior to the closing of the Integral Systems transaction. The reduction in expense was $1.6 million for the six months ended June 26, 2011 and $2.6 million for the twelve months ended December 26, 2010.

(d)       Interest expense adjustments (in millions):

	Six months ended June 26, 2011	Twelve months ended December 26, 2010
Estimated interest expense related to the Original Notes issued on May 19, 2010 and elimination of interest expense related to Kratos debt that was refinanced in 2010	$—	$3.3
Estimated interest related to Notes issued for Herley	6.3	27.7
Eliminate interest expense related to Gichner and Herley debt	—	(0.4)
Net change in interest expense for Gichner, HBE and Herley	$6.3	$30.6
Eliminate interest on Integral Systems existing debt	$(2.2)	$(2.4)
Estimated interest on new debt	5.8	11.6
Net change in interest expense for Integral Systems	$3.6	$9.2

In May 2010, to finance the acquisition of Gichner, Kratos completed a private offering of $225.0 million in aggregate principal amount of 10% Senior Secured Notes due 2017 and entered into a new 4-year, $25.0 million revolving credit facility, which is secured by a first priority lien on the combined entity’s accounts receivable and inventory.

In March 2011, to finance the Herley acquisition, Kratos issued $285.0 million aggregate amount of additional 10% Senior Secured Notes due 2017. The effective interest rate on such notes is approximately 8.5% per annum.

On July 27, 2011, Kratos entered into an amended and restated Credit Agreement with KeyBank which increased Kratos’ availability under its revolving credit facility from $35.0 million to $65.0 million and extended the commitment period from May 19, 2015 to July 26, 2016. The KeyBank revolving credit facility is assumed to have no drawings for the transaction. To finance the Integral Systems acquisition, the Company issued additional 10% Senior Secured Notes due 2017. The yield to maturity on the new notes is approximately 8.9% per annum.

(e)        Reflects the income tax effects of pro forma adjustments and utilization of Kratos net operating losses and tax attributes to offset tax expense that Herley, HBE and Gichner would otherwise incur on a stand-alone basis.

(f)           Reflects the issuance of 4.9 million common shares related to the Herley transaction on February 11, 2011 of which 1.2 million shares were not included in Kratos’ six month ended diluted and basic weighted average common shares outstanding.

(g)       Reflects the issuance of 10.5 million common shares for the purchase of Integral Systems common shares (See Note 1).

(h)       Reflects the issuance of 4.9 million common shares related to the Herley transaction on February 11, 2011 and the issuance of 2.5 million common shares on October 12, 2010 related to the HBE transaction of which 2.0 million shares were not included in Kratos’ year end diluted and basic weighted average common shares outstanding.